Exhibit 99.1

XO Holdings to Retain and Grow Core Businesses

October 17, 2006

RESTON, VA - XO Holdings, Inc. (OTCBB: XOHO.OB) today announced that it has determined that a continued focus on its core businesses is its most promising strategy for maximizing shareholder value at this time, rather than a sale of XO Communications, the Company’s national wireline telecommunications business.

In March 2006, XO Holdings commenced a review of its strategic alternatives following the termination of its earlier agreement to sell its national wireline telecommunications business to Elk Associates, LLC, a company owned by Carl Icahn, the Company’s majority stockholder. Such alternatives include the possibility of renegotiating or refinancing the Company’s existing credit facility, consummating one or more business combinations, divesting certain assets, business or lines of business and/or raising capital through one or more offerings of debt and/or equity securities. As part of this process, the Company sought, received and considered offers for the purchase of all or part of its national wireline telecommunications business, but credible offers that would have significantly enhanced shareholder value did not materialize. As a result, the Company has determined no longer to actively seek offers for the sale of its wireline telecommunications business and will continue to review its remaining alternatives and focus on it core businesses, which the Board of Directors has concluded is in the best interests of shareholders at this time.

As noted above, the Company is considering renegotiating or refinancing its senior secured credit facility which matures on July 15, 2009, and contains a covenant requiring the Company to meet specified minimum EBITDA targets on a quarterly basis. The Company currently anticipates it will not be in compliance with its EBITDA covenant upon the filing of its third quarter financial results. Although the Company obtained a waiver through June 30, 2007 of compliance with the EBITDA covenant from Arnos Corp., an affiliate of Mr. Carl Icahn which holds a majority of the Company’s loans outstanding under the credit facility, Arnos Corp. has indicated that it is currently considering whether to grant another waiver. If the Company is unable to obtain another waiver from Arnos Corp., amend the covenant to remove or decrease the EBITDA requirement, or repay the credit facility with a new debt or equity offering, the Company will be required to reclassify its outstanding long term debt to short term debt as of September 30, 2006 because at that point an event of default would be less than 12 months away. The existing waiver generally prevents the lenders under the credit facility from accelerating repayment of the outstanding indebtedness under the credit facility for a breach of a covenant for which a waiver has been granted, until September 30, 2007.

Another outgrowth of the strategic review was the recently announced decision that XO Communications would operate two new lines of business, XO Business Services and XO Carrier Services. The creation of these lines of business strengthens the company’s focus around specific customer segments and highlights the company’s unique service capabilities in serving business and wholesale customers. Through XO Business Services, XO Carrier Services and Nextlink, XO Holdings now operates three business units focused on the enterprise, wholesale carrier, and wireless markets and is positioned to capitalize on the significant growth in IP services for enterprises, wholesale high bandwidth services for carriers, cable companies and other service providers, and the proliferation of mobile data and wireless services.

About XO Holdings

XO Holdings (OTCBB: XOHO.OB) is the holding company of XO Communications, LLC and Nextlink Wireless, Inc. XO Communications is a leading provider of national and local telecommunications services to businesses, large enterprises and communications service providers. XOC offers a complete portfolio of services, including local and long distance voice, dedicated Internet access, private networking, data transport, and Web hosting services as well as bundled voice and Internet solutions. XOC provides these services over an advanced, nationwide facilities-based IP network and serves 75 metropolitan markets across the United States. For more information, visit www.xo.com. Nextlink provides broadband wireless services to the wireless and wireline communications service provider, business and government markets. As one of the nation’s largest holders of fixed wireless spectrum, Nextlink delivers high-quality, carrier-grade wireless access solutions that scale to meet the demands of today’s converged world of communications — supporting next-generation mobile and wireline voice, data and video applications. For additional information, visit www.nextlink.com.

FOR MORE INFORMATION CONTACT:

CHAD COUSER / XO COMMUNICATIONS
703-547-2746
CHAD.COUSER@XO.COM

FORWARD LOOKING STATEMENT NOTE
THE STATEMENTS CONTAINED IN THIS RELEASE THAT ARE NOT HISTORICAL FACTS ARE “FORWARD-LOOKING STATEMENTS” (AS SUCH TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995) THAT INVOLVE RISKS AND UNCERTAINTIES. THESE STATEMENTS INCLUDE THOSE DESCRIBING XOC’S EXPECTED FUTURE BUSINESS AND NETWORK OPERATIONS AND RESULTS OF

OPERATIONS, XOC’S ABILITY TO INCREASE SALES AND MAINTAIN CURRENT REVENUE, AND XOC’S ABILITY TO OPERATE ITS BUSINESS UNDER THE LINES OF BUSINESS STRUCTURE. MANAGEMENT CAUTIONS THE READER THAT THESE FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS AND ARE SUBJECT TO A NUMBER OF BOTH KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES AND ACTUAL RESULTS, PERFORMANCE, AND/OR ACHIEVEMENTS OF XO MAY DIFFER MATERIALLY FROM THE FUTURE RESULTS, PERFORMANCE, AND/OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF A NUMBER OF FACTORS. THESE FACTORS INCLUDE, WITHOUT LIMITATION, THOSE RISKS AND UNCERTAINTIES DESCRIBED FROM TIME TO TIME IN THE REPORTS FILED BY XO HOLDINGS, INC. (AS THE SUCCESSOR ISSUER TO XO COMMUNICATIONS, INC.) WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005 AND ITS QUARTERLY REPORTS ON FORM 10-Q. XO UNDERTAKES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.